EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended August 3, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (Sep 2007 – Aug 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.2%	-0.4%	2.7%	-4.2%	-2.6%	3.1%	2.9%	3.1%	12.1%	-18.7%	0.3	0.4
B**	0.2%	-0.4%	2.3%	-4.8%	-3.2%	2.4%	N/A	2.4%	12.1%	-20.4%	0.3	0.3
Legacy 1***	0.3%	-0.4%	4.0%	-2.2%	-0.8%	N/A	N/A	-1.5%	11.1%	-14.8%	-0.1	-0.2
Legacy 2***	0.3%	-0.4%	3.8%	-2.6%	-1.1%	N/A	N/A	-1.9%	11.0%	-15.2%	-0.1	-0.2
Global 1***	0.3%	-0.4%	4.5%	-1.4%	-2.4%	N/A	N/A	-2.6%	10.5%	-14.6%	-0.2	-0.3
Global 2***	0.3%	-0.4%	4.3%	-1.6%	-2.7%	N/A	N/A	-2.9%	10.5%	-15.4%	-0.2	-0.4
Global 3***	0.2%	-0.5%	3.3%	-3.2%	-4.4%	N/A	N/A	-4.7%	10.5%	-19.7%	-0.4	-0.6

S&P 500 Total Return Index****	0.4%	0.9%	12.0%	16.4%	13.1%	1.0%	6.4%	1.0%	19.2%	-50.9%	0.1	0.1
Barclays Capital U.S. Long Gov Index****	-0.3%	-1.3%	6.1%	18.3%	13.3%	11.4%	8.3%	11.4%	13.2%	-12.3%	0.9	1.6
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	32%					31%
Energy	7%	Long	Gasoline Blendstock	2.2%	Long	6%	Long	Gasoline Blendstock	1.9%	Long
			Brent Crude Oil	1.6%	Long			Brent Crude Oil	1.4%	Long
Grains/Foods	15%	Long	Soybeans	3.2%	Long	15%	Long	Soybeans	3.2%	Long
			Corn	3.2%	Long			Corn	3.1%	Long
Metals	10%	Short	Aluminum	3.0%	Short	10%	Short	Aluminum	3.0%	Short
			Nickel	1.6%	Short			Nickel	1.6%	Short
FINANCIALS	68%					69%
Currencies	26%	Short $	Euro	3.7%	Short	26%	Short $	Euro	3.7%	Short
			Swiss Franc	2.7%	Short			Swiss Franc	2.7%	Short
Equities	29%	Long	S&P 500	8.6%	Long	30%	Long	S&P 500	8.9%	Long
			Dax Index	4.2%	Long			Dax Index	4.3%	Long
Fixed Income	13%	Long	U.S. 5-Year Treasury Notes	1.9%	Long	13%	Long	U.S. 5-Year Treasury Notes	1.9%	Long
			Bunds	1.6%	Long			Bunds	1.6%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets fell nearly 5% as temperatures across the U.S. dropped, which reduced demand.  U.S. Energy Information Administration reports showed an unexpected rise in domestic inventories, which also drove prices lower.  Crude oil markets moved higher, propelled by stronger forecasts for industrial demand which stemmed from bullish economic data.

Grains/Foods
Sugar markets fell as investors exited commodities positions ahead of the release of details from last week’s European Central Bank meeting.  U.S. grains futures declined on speculation the prospects for this year’s grain output were improving.  Concerns Russia might impose a grains export ban eased after the release of data supporting ample production from the region, which caused further declines in grains prices.

Metals
Base metals markets generally fell following forecasts of reduced demand which was fostered by the European Central Bank’s failure to come to an agreement on adequate measures to aid the region’s ailing financial markets.  Silver markets finished higher following a strong late-week rally supported by weakness in the U.S. dollar.

Currencies
The U.S. dollar experienced modest declines as un upbeat U.S. employment report reduced demand for safe-haven assets.  European currencies, including the euro and Swiss franc, finished higher as the effects of increased risk appetite outweighed losses stemming from the disappointing European Central Bank meeting.  The British pound fell to a new 2-week low because of data showing a large monthly decline in U.K. factory output data.

Equities
Global equity markets generally finished higher due to a late-week rally spurred by last week’s bullish U.S. employment data.   Positive earnings reports from several U.S. and European firms also supported equity markets.

Fixed Income
U.S. and German fixed-income markets finished modestly lower for the week as investors liquidated safe-haven positions in exchange for higher-yielding assets.  Friday’s strong U.S. jobs report was the main driver in putting pressure on safe-haven demand.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.